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                                                                    EXHIBIT 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Forcenergy Inc pertaining to the 1999 Employee Stock Purchase Plan of our reports dated March 5, 1999, March 4, 1998, and March 3, 1997, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1999, 1998 and 1997 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998.




                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By: /s/ DANNY D. SIMMONS
                                          --------------------------------------
                                          Danny D. Simmons
                                          Senior Vice President
                                          Houston, Texas
                                          February 15, 2000